Exhibit 10.2

Security Agreement

This Security Agreement dated as of June 2, 2015 (this “Security Agreement”) is being entered into among Tile Shop Holdings, Inc., a Delaware corporation (“Holdings”), The Tile Shop, LLC, a Delaware limited liability company (the “Company”), Tile Shop Lending, Inc., a Delaware corporation (“Tile Shop Lending” and together with the Company, the “Borrowers"), each of the undersigned Subsidiaries of the Company and each other person who shall become a party hereto by execution of a Security Joinder Agreement (each a “Guarantor” and, together with Holdings and the Borrowers, collectively, the “Grantors”), and Fifth Third Bank, an Ohio banking corporation (“Fifth Third”) as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).

Recitals:

A.     Pursuant to a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrowers, the Subsidiaries of the Company from time to time party thereto, the Administrative Agent, Fifth Third as L/C Issuer and Swing Line Lender, and the lenders now or hereafter party thereto (the “Lenders”), the Lenders have agreed to provide to the Borrowers a term loan facility and a revolving credit facility with a letter of credit sublimit and swing line facility.

B.     Certain additional extensions of credit may be made from time to time for the benefit of the Grantors pursuant to certain Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Credit Agreement).

C.     It is a condition precedent to the Secured Parties’ obligations to make and maintain such extensions of credit that the Grantors shall have executed and delivered this Security Agreement to the Administrative Agent.

D.     Each Grantor will benefit, directly or indirectly, from credit and other financial accommodations extended by the Secured Parties to the Borrowers.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and such Secured Cash Management Agreements and Secured Hedge Agreements, the parties hereto agree as follows:

Section 1.	Certain Definitions.

All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. Terms used in this Security Agreement that are not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of New York (the “UCC”), shall have such meanings unless the context requires otherwise. In addition, for purposes of this Security Agreement, the following terms have the following definitions:

“Qualifying Control Agreement” means (a) with respect to Investment Property credited to any securities account, an agreement executed by the applicable securities intermediary substantially in such form and substance as may be reasonably consented to by the Administrative Agent; (b) with respect to any Deposit Account, a deposit account control agreement executed by the applicable depositary bank substantially in such form and substance as may be reasonably consented to by the Administrative Agent; and (c) with respect to any Investment Property in the form of uncertificated securities, an agreement of the issuer of such Investment Property in such form and substance as may be reasonably consented to by the Administrative Agent sufficient to confer control (within the meaning of Section 9-106 of the UCC) over such property and containing such other terms and provisions as the Administrative Agent may reasonably request.

“Secured Obligations” means (a) as to each Borrower, all of the Obligations, including, the payment and performance of its obligations and liabilities whether now existing or hereafter arising (i) under the Credit Agreement and each of the other Loan Documents (including this Security Agreement) to which it is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreements and Secured Hedge Agreements to which any Loan Party is now or hereafter becomes a party, and (b) as to each Guarantor, all of the Guarantor’s Obligations (as defined in the Guaranty), including, the payment and performance of its obligations and liabilities whether now existing or hereafter arising (i) under the Guaranty and each of the other Loan Documents (including this Security Agreement) to which it is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreements and Secured Hedge Agreements to which it is now or hereafter becomes a party. Notwithstanding anything herein to the contrary, the Secured Obligations shall not include any Excluded Swap Obligations (as defined in the Credit Agreement).

Section 2.	Grant of Security Interest.

Each Grantor grants as collateral security for the payment, performance and satisfaction of the Secured Obligations to the Administrative Agent for the benefit of the Secured Parties a continuing lien on and continuing first priority security interest in and to, and a right of set-off against, and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, all of the assets of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including the following:

(a)     All Accounts, including accounts receivable, contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by such Grantor, and all of such Grantor’s rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as “Accounts”);

(b)     All Inventory, including all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor’s account (collectively referred to hereinafter as “Inventory”);

(c)     All Goods (including rights to returned or repossessed Goods and rights of stoppage in transit), including all machinery, Equipment, motor vehicles, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, Fixtures and articles of tangible personal property of every description, and all computer programs embedded in any of the foregoing and all supporting information relating to such computer programs (collectively referred to hereinafter as “Equipment”);

(d)     All General Intangibles, including all rights now or hereafter accruing to such Grantor under contracts, leases, agreements or other instruments, including all contracts or contract rights to perform or receive services, to purchase or sell goods, or to hold or use land or facilities, and to enforce all rights thereunder, all causes of action, corporate or business records, inventions, patents and patent rights, rights in mask works, designs, trade names and trademarks and all goodwill associated therewith, trade secrets, trade processes, copyrights, licenses, permits, franchises, customer lists, computer programs and Software, all internet domain names and registration rights thereto, all internet websites and the content thereof, all Payment Intangibles, all claims under guaranties, tax refund claims, all rights and claims against carriers and shippers, leases, all claims under insurance policies, all interests in general and limited partnerships, limited liability companies, and other Persons not constituting Investment Property (as defined below), all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature, including all applications and registration thereof (collectively referred to hereinafter as “General Intangibles”);

(e)     All Deposit Accounts, including demand, time, savings, passbook, or other similar accounts maintained with any bank by or for the benefit of such Grantor (collectively referred to hereinafter as “Deposit Accounts”);

(f)     All Chattel Paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as “Chattel Paper”);

(g)     All Investment Property, including all Securities, Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of or maintained for the benefit of such Grantor, but excluding Pledged Interests subject to the Pledge Agreement and Equity Interests in Foreign Subsidiaries not required to be Pledged under the Pledge Agreement (collectively referred to hereinafter as “Investment Property”);

(h)     All Instruments, including all Promissory Notes (collectively referred to hereinafter as “Instruments”);

(i)      All Documents, including warehouse receipts, bills of lading and other documents of title (collectively referred to hereinafter as “Documents”);

(j)      All rights to payment or performance under letters of credit (whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance) including rights to proceeds of letters of credit (“Letter-of-Credit Rights”), and all guaranties, endorsements, Liens, other Guarantee obligations or supporting obligations of any Person securing or supporting the payment, performance, value or liquidation of any of the foregoing (collectively, with Letter-of-Credit Rights, referred to hereinafter as “Supporting Obligations”);

(k)     All Commercial Tort Claims (as described on Schedule 7(l) or on one or more supplements to this Security Agreement);

(l)      Monies, personal property and interests in personal property of such Grantor of any kind or description now held by any Secured Party or at any time hereafter transferred or delivered to, or coming into the possession, custody or control of, any Secured Party, or any agent or affiliate of any Secured Party, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

(m)    All supporting evidence and documents relating to any of the foregoing property, including all books and records relating to any of the forgoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)) and all rights of such Grantor to retrieve the same from third parties;

(n)     All proceeds, products and replacements of, accessions and additions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing;

(o)     and all other assets of such Grantor to the extent not otherwise included above.

All of the property and interests in property described in subsections (a) through (o) are herein collectively referred to as the “Collateral.”

Section 3.	Perfection.

As of the date of execution of this Security Agreement or Security Joinder Agreement by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), such Grantor shall have:

(a)     furnished the Administrative Agent with duly authorized financing statements in form, number and substance suitable for filing, sufficient under applicable law, and satisfactory to the Administrative Agent in order that upon the filing of the same the Administrative Agent, for the benefit of the Secured Parties, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements;

(b)     to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Administrative Agent may request, furnished the Administrative Agent with properly executed Qualifying Control Agreements, issuer acknowledgments of the Administrative Agent’s interest in Letter-of-Credit Rights, and evidence of the placement of a restrictive legend on tangible chattel paper (and the tangible components of electronic Chattel Paper), and taken appropriate action acceptable to the Administrative Agent sufficient to establish the Administrative Agent’s control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending shall have priority as against a lien creditor, a purchaser of such Collateral from the applicable Grantor, or a security interest perfected by Persons not having control or not accompanied by such restrictive legending, in each case in form and substance acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by control; and

(c)     to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Administrative Agent may request, delivered to the Administrative Agent possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, and including in the case of Instruments, Documents, and Investment Property in the form of certificated securities, duly executed endorsements or stock powers in blank, as the case may be, affixed thereto in form and substance acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by possession;

with the effect that the Liens conferred in favor of the Administrative Agent shall be and remain duly perfected and of first priority subject only, to the extent applicable, to Liens allowed to exist under Section 7.01 of the Credit Agreement (“Permitted Liens”). All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Administrative Agent’s security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents.” The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may be necessary or advisable in the determination of the Administrative Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as “Perfection Action.”

Section 4.	Maintenance of Security Interest; Further Assurances.

(a)     Each Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Administrative Agent may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Administrative Agent’s security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the Administrative Agent (or its designee) to file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated, any of which Perfection Documents, at the Administrative Agent’s election, may describe the Collateral as or including “all assets, whether now owned or hereafter acquired” or “all right, title and interest in and to all personal property and fixtures of the Grantor, whether now owned or existing or hereafter created, acquired or arising” or words of similar meaning. Each Grantor hereby irrevocably ratifies and acknowledges the Administrative Agent’s authority to have effected filings of Perfection Documents made by the Administrative Agent prior to its Applicable Date.

(b)     With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Administrative Agent for the benefit of the Secured Parties, including, but not limited to, the prompt payment upon demand therefor by the Administrative Agent of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(c)     Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Administrative Agent for the benefit of the Secured Parties.

(d)     Each Grantor agrees that, in the event any proceeds (other than goods) of Collateral shall be or become commingled with other property not constituting Collateral, then such proceeds may, to the extent permitted by law, be identified by application of the lowest intermediate balance rule to such commingled property.

Section 5.	Receipt of Payment.

In the event an Event of Default shall occur and be continuing and a Grantor (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Administrative Agent for the benefit of the Secured Parties, and as the property of the Administrative Agent for the benefit of the Secured Parties, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Administrative Agent, such Grantor shall cause such Collateral to be forwarded to the Administrative Agent for its custody, possession and disposition on behalf of the Secured Parties in accordance with the terms hereof and of the other Loan Documents.

Section 6.	Preservation and Protection of Collateral.

(a)     The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise. Each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Administrative Agent have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

(b)     Each Grantor shall keep and maintain its tangible personal property Collateral in good operating condition and repair, ordinary wear and tear excepted. No Grantor shall permit any such items to become a fixture to real property (unless such Grantor has granted the Administrative Agent for the benefit of the Secured Parties a Lien on such real property having a priority acceptable to the Administrative Agent) or accessions to other personal property.

(c)     Each Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a basis consistent with the application of GAAP in the Audited Financial Statements and evidenced to the satisfaction of the Administrative Agent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral. Upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Administrative Agent at its option may pay or contest any of them or amounts relating thereto (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Administrative Agent, including all reasonable fees and expenses of counsel (collectively, “Attorneys’ Costs”), court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

Section 7.	Status of Grantors and Collateral Generally.

Each Grantor represents and warrants to, and covenants with, the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a)     It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Administrative Agent for the benefit of the Secured Parties and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) to the extent of their claims permitted under the Credit Agreement at any time claiming the same or any interest therein adverse to the Secured Parties. Upon the failure of any Grantor to so defend, the Administrative Agent may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Administrative Agent, including Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(b)     It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for Dispositions permitted under the Credit Agreement, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens, or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Administrative Agent for the benefit of the Secured Parties.

(c)     It has full power, legal right and lawful authority to enter into this Security Agreement (and any Security Joinder Agreement applicable to it) and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

(d)     No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person which has not been given or obtained, as the case may be, is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement (or any Security Joinder Agreement) by such Grantor, or (ii) for the perfection of or the exercise by the Administrative Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for action required by the UCC to perfect and exercise remedies with respect to the security interest conferred hereunder.

(e)     No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Administrative Agent for the benefit of the Secured Parties in connection with the security interests conferred hereunder.

(f)     Schedule 7(f) attached hereto contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organization Documents as of its Applicable Date and at any time during the five (5) year period ending as of its Applicable Date (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, and the identification number of such Grantor in its jurisdiction of formation (if any), (iii) each address of the chief executive office of each Grantor as of its Applicable Date and at any time during the Covered Period, (iv) all trade names or trade styles used by such Grantor as of its Applicable Date and at any time during the Covered Period, (v) the address of each location of such Grantor at which any tangible personal property Collateral (including Account Records and Account Documents) is located at its Applicable Date or has been located at any time during the Covered Period, (vi) with respect to each location described in clause (v) that is not owned beneficially and of record by such Grantor, the name and address of the owner thereof; and (vii) the name of each Person other than such Grantor and the address of such Person at which any tangible personal property Collateral of such Grantor is held under any warehouse, consignment, bailment or other arrangement as of its Applicable Date. No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), change the location of its chief executive office, or utilize any additional location where tangible personal property Collateral (including Account Records and Account Documents) may be located, except in each case upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder. Notwithstanding the forgoing sentence, each Grantor shall at all times maintain its chief executive office, places of business, and locations where tangible personal property are located in the United States of America unless otherwise agreed to in writing by the Administrative Agent.

(g)     No Grantor shall engage in any consignment transaction in respect of any of the Collateral, whether as consignee or consignor, without the prior written consent of the Administrative Agent in each instance, other than consignments by such Grantor as consignor of Inventory at no time having an aggregate value in excess of $500,000.

(h)     No Grantor shall cause, suffer or permit any of the tangible personal property Collateral (i) to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the receipt of raw materials or components or the delivery of inventory to customers, in each case in the ordinary course of business) or (ii) except for Inventory in transit in the ordinary course of business, to be in the possession, custody or control of any warehouseman or other bailee without the prior written consent of the Administrative Agent in each instance, unless such location and Person are set forth on Schedule 7(f).

(i)      No tangible personal property Collateral is or shall be located at any location that is leased by such Grantor from any other Person other than Inventory the value of which, when aggregated with all other Inventory kept at any location which is leased by all Grantors, is less than $500,000, unless (x) such location and lessor is set forth on Schedule 7(f) attached hereto or such Grantor provides not less than thirty (30) days’ prior written notice thereof to the Administrative Agent, (y) such Grantor has complied with the requirements of Section 4.01(a)(xi) of the Credit Agreement with respect to such location, and (z) the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

(j)      If any Collateral is in the possession or control of any agents or processors of a Grantor and the Administrative Agent so requests, such Grantor agrees to notify such agents or processors in writing of the Administrative Agent’s lien and security interest therein and instruct them to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions. Each Grantor will, upon the request of the Administrative Agent, authorize and request all bailees and any other parties, if any, at any time processing, labeling, packaging, holding, storing, shipping or transferring all or any part of the Collateral to permit the Administrative Agent and their respective representatives to examine and inspect any of the Collateral then in such party’s possession and to verify from such party’s own books and records any information concerning the Collateral or any part thereof which the Secured Parties or their respective representatives may seek to verify. As to any premises not owned by a Grantor wherein any of the Collateral is located, if any, such Grantor shall, upon the Administrative Agent’s request, use commercially reasonable efforts to cause each party having any right, title or interest in, or lien on, any of such premises to enter into an agreement whereby such party disclaims or subordinates any right, title, and interest in and Lien on the Collateral, allows the removal of such Collateral by the Administrative Agent or its agents or representatives, and otherwise is in form and substance reasonably acceptable to the Administrative Agent.

(k)     Schedule 7(k) contains a true, complete, and current listing of all patents, trademarks, tradestyles, copyrights, and other intellectual property rights (including all registrations and applications therefor) owned by each of the Grantors as of the date hereof that are registered with any governmental authority. Except for revocations or terminations of registered intellectual property that may occur in the ordinary of business or as otherwise permitted by the Credit Agreement, and subject to such Grantor’s reasonable business judgment, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and the Grantors are not liable to any person for infringement under applicable law with respect to any such rights as a result of its business operations. The Grantors shall promptly notify the Administrative Agent in writing of any additional intellectual property rights acquired or arising after the date hereof and shall submit to the Administrative Agent a supplement to Schedule 7(k) to reflect such additional rights (provided any Grantor’s failure to do so shall not impair the Administrative Agent’s security interest therein).

(l)      Schedule 7(l) contains a true, complete and current listing of all Commercial Tort Claims held by the Grantors as of the date hereof, each described by referring to a specific incident giving rise to the claim. Each Grantor shall promptly notify the Administrative Agent in writing of any additional Commercial Tort Claims arising after the date hereof and shall submit to the Administrative Agent as supplement to Schedule 7(l) to reflect such claim (provided any Grantor’s failure to do so shall not impair the Administrative Agent’s security interest therein).

Section 8.	Inspection.

The Administrative Agent (by any of its officers, employees and agents), on behalf of the Secured Parties, shall have the right upon prior notice to an executive officer of any Grantor, and at any reasonable times during such Grantor’s usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor’s affairs and finances with any Person (other than Persons obligated on any Accounts (“Account Debtors”) except as expressly otherwise permitted in the Loan Documents) and to verify with any Person other than (except as expressly otherwise permitted in the Loan Documents) Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor’s affairs and finances with such Grantor’s Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective officers and designated representatives) may do any of the foregoing at the expense of the Grantors at any time during normal business hours and without advance notice.

Section 9.	Specific Collateral.

(a)     Accounts. With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)        Each Grantor shall keep accurate and complete records of its Accounts (“Account Records”) and from time to time at intervals designated by the Administrative Agent such Grantor shall provide the Administrative Agent with a schedule of Accounts in form and substance reasonably acceptable to the Administrative Agent describing all Accounts created or acquired by such Grantor (“Schedule of Accounts”); provided, however, that such Grantor’s failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Administrative Agent’s security interest or other rights in and to any Accounts for the benefit of the Secured Parties. If requested by the Administrative Agent, each Grantor shall furnish the Administrative Agent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, “Account Documents”) and such other matter and information relating to the status of then existing Accounts as the Administrative Agent shall request.

(ii)      All Account Records and Account Documents are and shall at all times be located only at such Grantor’s current chief executive office as set forth on Schedule 7(f) attached hereto, such other locations as are specifically identified on Schedule 7(f) attached hereto as an “Account Documents location,” or as to which the Grantor has complied with Section 7(f) hereof.

(iii)     The Accounts are genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.

(iv)     The Accounts cover bona fide sales, leases, licenses or other dispositions of property usually dealt in by such Grantor, or the rendition by such Grantor of services, to an Account Debtor in the ordinary course of business.

(v)      The property or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those of the Administrative Agent for the benefit of Secured Parties and Permitted Liens.

(vi)     The amounts of the face value of any Account shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Administrative Agent, are actually owing to such Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $500,000 in the aggregate, or greater than $250,000 individually, existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto.

(vii)     Upon the occurrence and during the continuance of a Default or Event of Default, in the event the Administrative Agent requests any Grantor to do so, such Grantor shall instruct all customers and Account Debtors to remit all payments in respect of Accounts or any other Collateral to a lockbox or lockboxes under the sole custody and control of the Administrative Agent and which are maintained at one or more post offices selected by the Administrative Agent. The Administrative Agent or its designee may notify the relevant Grantor’s customers and Account Debtors at any time that Accounts have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and either in its own name, or such Grantor’s name, or both, demand, collect, receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Accounts, and in the Administrative Agent’s discretion file any claim or take any other action or proceeding which the Administrative Agent may deem necessary or appropriate to protect and realize upon the security interest of the Administrative Agent in the Accounts or any other Collateral.

(viii)     Any proceeds of Accounts or other Collateral transmitted to or otherwise received by the Administrative Agent pursuant to any of the provisions of this Section 9(a) may be handled and administered by the Administrative Agent in and through deposit accounts maintained at the Administrative Agent or by the Administrative Agent at a commercial bank or banks selected by the Administrative Agent (collectively the “Depositary Banks” and individually a “Depositary Bank”), and each Grantor acknowledges that the maintenance of such deposit accounts by the Administrative Agent is solely for the Administrative Agent’s convenience and that the Grantors do not have any right, title or interest in such deposit accounts or any amounts at any time standing to the credit thereof. The Administrative Agent may, after the occurrence and during the continuation of any Default or Event of Default, apply all or any part of any proceeds of Accounts or other Collateral received by it from any source to the payment of the Secured Obligations in accordance with Section 2.05 of the Credit Agreement. The Administrative Agent need not apply or give credit for any item included in proceeds of Accounts or other Collateral until the Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to the Administrative Agent and the Depositary Bank as such. However, if the Administrative Agent does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to the Administrative Agent or any Depositary Bank for any reason, the Administrative Agent may at its election in either instance charge the amount of such item back against any such deposit accounts or any Deposit Account of any Grantor subject to the lien and security interest of this Security Agreement, together with interest thereon at the Default Rate. Concurrently with each transmission of any proceeds of Accounts or other Collateral to any such remittance account, upon the Administrative Agent’s request, the relevant Grantor shall furnish the Administrative Agent with a report in such form as Administrative Agent shall reasonably require identifying the particular Account or such other Collateral from which the same arises or relates. Unless and until a Default or an Event of Default has occurred and is continuing, the Administrative Agent will release proceeds of Collateral which the Administrative Agent has not applied to the Secured Obligations. Each Grantor hereby indemnifies the Secured Parties from and against all liabilities, damages, losses, actions, claims, judgments, and all reasonable costs, expenses, charges, and attorneys’ fees suffered or incurred by any Secured Party because of the maintenance of the foregoing arrangements; provided, however, that no Grantor shall be required to indemnify any Secured Party for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the person seeking to be indemnified, as determined by a court of competent jurisdiction by final and nonappealable judgment. The Secured Parties shall have no liability or responsibility to any Grantor for the Administrative Agent or any Depositary Bank accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

(b)     Inventory. With respect to its Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)        Each Grantor shall keep accurate and complete records itemizing and describing the kind, type, location and quantity of Inventory, its cost therefor and the selling price of Inventory held for sale, and the daily withdrawals therefrom and additions thereto, and shall furnish to the Administrative Agent from time to time at reasonable intervals designated by the Administrative Agent, a current schedule of Inventory (“Schedule of Inventory”) based upon its most recent physical inventory and its daily inventory records. Each Grantor shall conduct a physical inventory no less frequently than annually, and shall furnish to the Administrative Agent such other documents and reports thereof as the Administrative Agent shall reasonably request with respect to the Inventory. Each Grantor shall at its own cost and expense maintain, keep and preserve its Inventory in good and merchantable condition, subject to the limitations of Section 7.05 of the Credit Agreement.

(ii)       All Inventory, other than Inventory having a value of less than $500,000 in the aggregate for all locations, is and shall at all times be located only at such Grantor’s locations as set forth on Schedule 7(f) attached hereto or at such other locations as to which such Grantor has complied with Section 7(f) hereof or is in transit to such a location. No Grantor shall, other than in the ordinary course of business in connection with its transit, sale, lease, license or other permitted Disposition, remove any Inventory having an aggregate value in excess of that stated in the preceding sentence from such locations.

(iii )     If any Account Debtor returns any Inventory to a Grantor after shipment thereof, and such return generates a credit in excess of $50,000 on any individual Account or $200,000 in the aggregate on any Accounts of such Account Debtor, such Grantor shall notify the Administrative Agent in writing of the same as soon as practicable. Upon the occurrence and during the continuance of a Default or Event of Default, on the Administrative Agent’s request, Grantor shall deliver any such returned Inventory or other goods to the Administrative Agent. During the existence of any Event of Default, at the Administrative Agent’s request, the Grantors shall also notify the Administrative Agent promptly of all disputes and claims and settle or adjust them at no expense to the Administrative Agent, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business as presently conducted shall be granted to any customer or Account Debtor and no returns of Inventory or other goods shall be accepted by any Grantor without the Administrative Agent’s consent. The Administrative Agent may, at all times during the existence of any Event of Default, settle or adjust disputes and claims directly with customers or Account Debtors for amounts and upon terms which the Administrative Agent considers advisable.

(iv)     If any of the Inventory is at any time evidenced by a document of title, such document shall be promptly delivered by the relevant Grantor to the Administrative Agent.

(c)     Equipment. With respect to its Equipment whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)       The Grantors, as soon as practicable following a request therefor by the Administrative Agent, shall deliver to the Administrative Agent any and all evidence of ownership of any of the Equipment (including without limitation certificates of title and applications for title).

(ii)      The Grantors shall maintain accurate, itemized records describing the kind, type, quality, quantity and value of its Equipment and shall furnish the Administrative Agent upon request with a current schedule containing the foregoing information, but, other than during the continuance of an Event of Default, not more often than once per fiscal quarter. Each Grantor shall at its own cost and expense preserve its Equipment in good repair, working order, and condition, ordinary wear and tear, casualty and condemnation excepted, subject to the limitations of Section 7.05 of the Credit Agreement.

(iii)     All Equipment, other than Equipment having a value of less than $500,000 in the aggregate for all locations, is and shall at all times be located only at such Grantor’s locations as set forth on Schedule 7(f) attached hereto or at such other locations as to which such Grantor has complied with Section 7(f) hereof. No Grantor shall, other than as expressly permitted under the Credit Agreement, sell, lease, transfer, dispose of or remove any Equipment having an aggregate value in excess of that stated in the preceding sentence from such locations. None of the Equipment is or will be attached to real estate in such a manner that the same may become a fixture, other than real estate described on Schedule 9(c) or as otherwise disclosed to the Administrative Agent and the Secured Parties in writing.

(iv)     Upon the Administrative Agent’s or the Secured Parties’ request, each Grantor shall at its own cost and expense cause the Lien of the Administrative Agent in and to any portion of the Collateral subject to a certificate of title law to be duly noted on such certificate of title or to be otherwise filed in such manner as is prescribed by law in order to perfect such Lien and will cause all such certificates of title and evidences of Lien to be deposited with the Administrative Agent (and, until so delivered, such Grantor shall hold such certificates of title in trust for the benefit of the Administrative Agent pursuant to the terms of this Security Agreement).

(d)     Supporting Obligations. With respect to its Supporting Obligations whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that each Grantor shall, upon the request of the Administrative Agent from time to time following the occurrence and during the continuance of any Default or Event of Default, deliver to the Administrative Agent the originals of all documents evidencing or constituting Supporting Obligations, together with such other documentation (executed as appropriate by the Grantor) and information as may be necessary to enable the Administrative Agent to realize upon the Supporting Obligations in accordance with their respective terms or transfer the Supporting Obligations as may be permitted under the Loan Documents or by applicable law.

(e)     Investment Property. With respect to its Investment Property whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)      Schedule 9(e) attached hereto contains a true and complete description of (x) the name and address of each securities intermediary with which such Grantor maintains a securities account in which Investment Property is or may at any time be credited or maintained, and (y) all other Investment Property of such Grantor other than interests in Subsidiaries in which such Grantor has granted a Lien to the Administrative Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement.

(ii)     Except with the express prior written consent of the Administrative Agent in each instance, all Investment Property other than interests in Subsidiaries in which such Grantor has granted a Lien to the Administrative Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement shall be maintained at all times in the form of (a) certificated securities, which certificates shall have been delivered to the Administrative Agent together with duly executed undated stock powers endorsed in blank pertaining thereto, or (b) security entitlements credited to one or more securities accounts as to each of which the Administrative Agent has received (1) copies of the account agreement between the applicable securities intermediary and the Grantor and the most recent statement of account pertaining to such securities account (each certified to be true and correct by an officer of the Grantor) and (2) a Qualifying Control Agreement from the applicable securities intermediary which remains in full force and effect and as to which the Administrative Agent has not received any notice of termination. Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit any Investment Property to be credited to or maintained in any securities account not listed on Schedule 9(e) attached hereto except in each case upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

(iii)     All dividends and other distributions with respect to any of the Investment Property shall be subject to the security interest conferred hereunder, provided, however, that cash dividends paid to a Grantor as record owner of the Investment Property may be disbursed to and retained by such Grantor so long as no Default or Event of Default shall have occurred and be continuing, subject to the Lien and security interest hereunder.

(iv)     So long as no Default or Event of Default shall have occurred and be continuing, the registration of Investment Property in the name of a Grantor as record and beneficial owner shall not be changed and such Grantor shall be entitled to exercise all voting and other rights and powers pertaining to Investment Property for all purposes not inconsistent with the terms hereof, of the Credit Agreement, of any Qualifying Control Agreement, or any other document relating thereto.

(v)     So long as no Default or Event of Default has occurred and be continuing, each Grantor may sell or otherwise dispose of any of its Investment Property to the extent permitted by the Credit Agreement. Upon the occurrence and during the continuance of any Default or Event of Default, no Grantor shall sell all or any part of its Investment Property without the prior written consent of the Administrative Agent.

(vi)     Upon the occurrence and during the continuance of any Default or Event of Default, at the option of the Administrative Agent, all rights of the Grantors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to clause (iv) above shall cease and the Administrative Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Administrative Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Grantor hereby appoints the Administrative Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Investment Property upon the occurrence and during the continuance of any Default or Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date, and each Grantor hereby agrees to provide such further proxies as the Administrative Agent may request; provided, however, that the Administrative Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

(vii)     Upon the occurrence and during the continuance of any Default or Event of Default, all rights of the Grantors to receive and retain cash dividends and other distributions upon or in respect to Investment Property pursuant to clause (iii) above shall cease and shall thereupon be vested in the Administrative Agent for the benefit of the Secured Parties, and each Grantor shall, or shall cause, all such cash dividends and other distributions with respect to the Investment Property to be promptly delivered to the Administrative Agent (together, if the Administrative Agent shall request, with any documents related thereto) to be held, released or disposed of by it hereunder or, at the option of the Administrative Agent, to be applied to the Secured Obligations.

(f)     Deposit Accounts. With respect to its Deposit Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)       Schedule 9(f) attached hereto contains a true and complete description of the name and address of each depositary institution with which such Grantor maintains a Deposit Account in which collected balances or deposits in excess of $100,000 are or may at any time be credited or maintained.

(ii)      Except with the express prior written consent of the Administrative Agent in each instance, all Deposit Accounts in which collected balances or deposits in excess of $100,000 are or may at any time be credited or maintained shall be maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement. Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit (x) any deposit in excess of $100,000 to be evidenced by a certificate of deposit unless such certificate of deposit is a negotiable instrument and immediately upon receipt thereof such certificate shall have been delivered to the Administrative Agent, together with a duly executed undated assignment in blank affixed thereto, or (y) any Deposit Account not listed on Schedule 9(f) attached hereto in which collected balances or deposits in excess of $100,000 are or may at any time be credited or maintained to be opened or maintained except in each case upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

(g)     Chattel Paper. With respect to its Chattel Paper whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)       Each Grantor shall at all times retain sole physical possession of the originals of all Chattel Paper (other than electronic Chattel Paper and the electronic components of hybrid Chattel Paper); provided, however, that (x) upon the request of the Administrative Agent upon the occurrence and during the continuance of any Default or Event of Default, such Grantor shall immediately deliver physical possession of such Chattel Paper to the Administrative Agent or its designee, and (y) in the event that there shall be created more than one original counterpart of any physical document that alone or in conjunction with any other physical or electronic document constitutes Chattel Paper, then such counterparts shall be numbered consecutively starting with “1” and such Grantor shall retain the counterpart numbered “1”.

(ii)      All counterparts of all tangible Chattel Paper (and the tangible components of hybrid Chattel Paper) shall immediately upon the creation or acquisition thereof by any Grantor be conspicuously legended as follows: “A first priority security interest in this chattel paper has been granted to Fifth Third Bank, for itself and as Administrative Agent for certain secured parties pursuant to a Security Agreement dated as of June 2, 2015, as amended from time to time. No security interest or other interest in favor of any other person may be created by the transfer of physical possession of this chattel paper or of any counterpart hereof except by or with the consent of the aforesaid Administrative Agent as provided in such Security Agreement.” In the case of electronic Chattel Paper (including the electronic components of hybrid Chattel Paper), no Grantor shall create or acquire any such Chattel Paper unless, prior to such acquisition or creation, it shall have taken such Perfection Action as the Administrative Agent may require to perfect by control the security interest of the Administrative Agent for the benefit of the Secured Parties in such Collateral.

(iii)      Other than in the ordinary course of business and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Chattel Paper, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Chattel Paper as collateral.

(h)     Instruments. With respect to its Instruments whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)       Each Grantor shall upon the request of the Administrative Agent from time to time following the occurrence and during the continuance of any Default or Event of Default, deliver to the Administrative Agent the originals of all such Instruments, together with duly executed undated endorsements in blank affixed thereto and such other documentation and information as may be necessary to enable the Administrative Agent to realize upon the Instruments in accordance with their respective terms or transfer the Instruments as may be permitted under the Loan Documents or by applicable law.

(ii)      Other than in the ordinary course of business and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Instrument, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Instrument as collateral.

(iii)     All tangible Instruments shall contain a legend (as set forth in Section 9(g)(ii) above) indicating that such Instrument is subject to the security interest of the Administrative Agent contemplated by this Security Agreement.

Section 10.	Casualty and Liability Insurance Required.

(a)     Each Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including:

(i)       casualty insurance on the Inventory and the Equipment in an amount not less than the full insurable value thereof, against loss or damage by theft, fire, lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located;

(ii)      comprehensive general liability insurance against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Secured Parties), with the Administrative Agent and the Lenders as additional insureds thereunder, in amounts as shall be reasonably satisfactory to Administrative Agent;

(iii)     liability insurance with respect to the operation of its facilities under the workers’ compensation laws of the states in which such Collateral is located, in amounts as shall be reasonably satisfactory to Administrative Agent; and

(iv)     business interruption insurance in amounts as shall be reasonably satisfactory to Administrative Agent.

(b)     Each insurance policy obtained in satisfaction of the requirements of Section 10(a):

(i)       may be provided by blanket policies now or hereafter maintained by each or any Grantor or by any Borrower;

(ii)      shall be issued by such insurer (or insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Administrative Agent;

(iii)     shall be in such form and have such provisions (including without limitation the lender’s loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause) as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Administrative Agent;

(iv)     shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least thirty (30) days’ prior written notice to the Administrative Agent, except for non-payment of premium, as to which such policies shall provide for at least ten (10) days’ prior written notice to the Administrative Agent;

(v)      shall provide that any loss shall be payable notwithstanding any act or negligence of the relevant Grantor;

(vi)     without limiting the generality of the foregoing, all insurance policies where applicable under Section 10(a)(i) carried on the Collateral shall name the Administrative Agent, for the benefit of the Secured Parties, as lender’s loss payee and the Administrative Agent and Lenders as parties insured thereunder in respect of any claim for payment.

(c)     Prior to expiration of any such policy, such Grantor shall furnish the Administrative Agent with evidence satisfactory to the Administrative Agent that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.

(d)     Each Grantor hereby makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent), for the benefit of the Secured Parties, as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

(e)     In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Administrative Agent may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Default or Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Administrative Agent, including reasonable Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Administrative Agent, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(f)     Each Grantor agrees that to the extent that it shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required by Section 10(a), it shall in the event of any loss or casualty pay promptly to the Administrative Agent, for the benefit of the Secured Parties, such amount as would have been received as an Extraordinary Receipt by the Administrative Agent, for the benefit of the Secured Parties, had such insurance been carried to the extent required.

(g)     Any Extraordinary Receipt received in connection with the insurance carried pursuant to the provisions of Sections 10(a)(i), 10(a)(ii) and 10(a)(iii) shall be applied in accordance with Section 2.05 of the Credit Agreement.

(h)     In case of any material damage to, destruction or loss of, or claim or proceeding against, all or any material part of the Collateral pledged hereunder by a Grantor, such Grantor shall give prompt notice thereof to the Administrative Agent. Each such notice shall describe generally the nature and extent of such damage, destruction, loss, claim or proceeding. Subject to Section 10(d), each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance other than losses relating to claims made directly against any Secured Party as to which the insurance described in Section 10(a)(ii) or (iii) is applicable.

(i)     The provisions contained in this Security Agreement pertaining to insurance shall be cumulative with any additional provisions imposing additional insurance requirements with respect to the Collateral or any other property on which a Lien is conferred under any Collateral Document.

Section 11.	Rights and Remedies Upon Event of Default.

Upon and after an Event of Default, the Administrative Agent shall have the following rights and remedies on behalf of the Secured Parties in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a)     All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

(b)     The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

(c)     The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Administrative Agent’s claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Administrative Agent or any agent of the Administrative Agent, for such time as the Administrative Agent may desire, in order effectively to collect or liquidate the Collateral, (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a Qualifying Control Agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

(d)     The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of Accounts, Chattel Paper, Instruments, Supporting Obligations and General Intangibles (collectively, “Payment Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor’s name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained on a Grantor’s internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor’s mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor’s post office boxes or make other arrangements as the Administrative Agent, on behalf of the Secured Parties, deems necessary to receive such Grantor’s mail, including notifying the post office authorities to change the address for delivery of such Grantor’s mail to such address as the Administrative Agent, on behalf of the Secured Parties, may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Administrative Agent for the benefit of the Secured Parties and that Administrative Agent has a security interest therein for the benefit of the Secured Parties (provided that the Administrative Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Administrative Agent’s sole discretion, may (but need not) be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Administrative Agent if requested to do so by the Administrative Agent; and (xi) do all acts and things and execute all documents necessary, in Administrative Agent’s sole discretion, to collect the Payment Collateral; and

(e)     The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Administrative Agent, in its sole discretion, may deem advisable. The Administrative Agent shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit. The Administrative Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Administrative Agent has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. The Administrative Agent for the benefit of the Secured Parties is hereby granted an irrevocable fully paid license or other right (including each Grantor’s rights under any license or any franchise agreement), each of which shall remain in full force and effect until the Facility Termination Date, to use, without charge, each of the labels, patents, copyrights, names, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature owned or licensed by any Grantor, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Administrative Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Administrative Agent shall deem appropriate, but the Administrative Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Administrative Agent for the value that may have been added to such Collateral with such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied first to the expenses (including all Attorneys’ Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement. Each Grantor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

Section 12.	Attorney-in-Fact.

Each Grantor hereby appoints the Administrative Agent as the Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power

(a)     to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)     to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)     to endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Administrative Agent’s possession or the Administrative Agent’s control, and deposit the same to the account of the Administrative Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations;

(d)     to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent, for the benefit of the Secured Parties, with respect to any of the Collateral;

(e)     to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto; and

(f)     to do all things necessary to carry out this Security Agreement.

Section 13.	Reinstatement.

The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 13 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

Section 14.	Certain Waivers by the Grantors.

Each Grantor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Loan Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, and (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties. Each Grantor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

Section 15.	Continued Powers.

Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

Section 16.	Other Rights.

The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Security Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any Secured Party under any other Loan Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

Section 17.	Anti-Marshaling Provisions.

The right is hereby given by each Grantor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement. Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Loan Document.

Section 18.	Entire Agreement.

This Security Agreement and each Security Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof and of the Security Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof or thereof. Neither this Security Agreement nor any Security Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

Section 19.	Third Party Reliance.

Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Security Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

Section 20.	Binding Agreement; Assignment.

This Security Agreement and each Security Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement, any Security Joinder Agreement or any interest herein or therein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof or interest therein. Without limiting the generality of the foregoing sentence of this Section 20, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof (concerning assignments and participations). All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

Section 21.	Secured Cash Management Agreements and Secured Hedging Agreements.

No Secured Party (other than the Administrative Agent) that obtains the benefit of this Security Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Security Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, the Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as it may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Security Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

Section 22.	Severability.

The provisions of this Security Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Without limiting the generality of the foregoing, in the event that this Security Agreement shall be deemed to be invalid or otherwise unenforceable with respect to any Grantor, such invalidity or unenforceability shall not affect the validity of this Security Agreement with respect to the other Grantors.

Section 23.	Counterparts.

This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 23, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Security Agreement.

Section 24.	Termination.

Subject to the provisions of Section 13, this Security Agreement and each Security Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of this Security Agreement, the Administrative Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

Section 25.	Notices.

Any notice required or permitted hereunder shall be given (a) with respect to the Borrowers, at the address for the giving of notice to the Company then in effect under the Credit Agreement, (b) with respect to any Grantor, at the address then in effect for the giving of notices to such Grantor under the Guaranty to which it is a party, and (c) with respect to the Administrative Agent or a Lender, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Schedule 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

Section 26.	Joinder.

Each Person that shall at any time execute and deliver to the Administrative Agent a Security Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned to the Administrative Agent for the benefit of the Secured Parties all Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties to this Security Agreement shall be deemed to include such Person as a Grantor hereunder. Each Security Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Grantor executing such Security Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

Section 27.	Rules of Interpretation.

The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Security Agreement and each Security Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.

Section 28.	Governing Law; Waivers.

(a)     This Security Agreement and each Security Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed, and to be fully performed, in such state; provided that (i) with respect to those instances in which the applicable choice of laws rules of such state, including Section 9-301 of the UCC, require that the manner of creation of a security interest in specific collateral or the manner or effect of perfection or nonperfection or the rules governing priority of security interests are to be governed by the laws of another jurisdiction, then the laws of such other jurisdiction shall govern such matters, (ii) each control agreement (including each Qualifying Control Agreement) applicable to any securities account or deposit account shall be governed by the laws of the jurisdiction specified in such Control Agreement, or otherwise by the laws of the jurisdiction that govern the securities account or deposit account to which such Control Agreement relates, and (iii) in those instances in which the laws of the jurisdiction in which collateral is located govern matters pertaining to the methods and effect of realizing on collateral, such laws shall be given effect with respect to such matters.

(b)     Each Grantor hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or relating to this Security Agreement or any Security Joinder Agreement or the transactions contemplated herein or therein may be instituted in any state or federal court sitting in the County of New York State of New York, United States of America and, by the execution and delivery of this Security Agreement or a Security Joinder Agreement, expressly waives any objection that it may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

(c)     Each Grantor agrees that service of process may be made by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to the address of such party provided in Section 25 or by any other method of service provided for under the applicable laws in effect in the State of New York.

(d)     Nothing contained in subsections (b) or (c) hereof shall preclude the Administrative Agent from bringing any suit, action or proceeding arising out of or relating to this Security Agreement or any Security Joinder Agreement or the other loan documents in the courts of any place where any other party or any of such party’s property or assets may be found or located. To the extent permitted by the applicable laws of any such jurisdiction, each grantor hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any other court or courts which now or hereafter, by reason of its present or future domicile, or otherwise, may be available under applicable law.

(e)     In any action or proceeding to enforce or defend any rights or remedies under or related to this Security Agreement or any Security Joinder Agreement or any amendment, instrument, document or agreement delivered or that may in the future be delivered in connection with the foregoing, each party hereby agrees, to the extent permitted by applicable law, that any such action or proceeding shall be tried before a court and not before a jury and hereby expressly waives, to the extent permitted by applicable law, any right such person may have to trial by jury in any such action, suit or proceeding.

(f)     Each Grantor hereby expressly waives any objection it may have that any court to whose jurisdiction it has submitted pursuant to the terms hereof is an inconvenient forum.

[Signature Pages Follow]

In Witness Whereof, the parties have duly executed this Security Agreement on the day and year first written above.

Grantors: Tile Shop Holdings, Inc.

By:	/s/ Kirk Geadelmann
Name: Kirk Geadelmann
Title: Chief Financial Officer

The Tile Shop, LLC

By:	/s/ Kirk Geadelmann
Name: Kirk Geadelmann
Title: Chief Financial Officer

Tile Shop Lending, Inc.

By:	/s/ Kirk Geadelmann
Name: Kirk Geadelmann
Title: President

The Tile Shop of Michigan, LLC

By:	/s/ Kirk Geadelmann
Name: Kirk Geadelmann
Title: Chief Financial Officer

[Signature Page to Security Agreement]

Administrative Agent: Fifth Third Bank, as Administrative Agent

By:	/s/ Nicholas J. Lachapelle
Name: Nicholas J. Lachapelle
Title: Vice President

[Signature Page to Security Agreement]

Schedule 7(f)

Grantor Information

I.	II.	III.	IV.	V.	VI.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Collateral Locations (and Type of Collateral)	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in V to Grantor (e.g., lessor, warehousemen)
Tile Shop Holdings, Inc.	Delaware/5173366	14000 Carlson Parkway Plymouth, MN 55441	14000 Carlson Parkway Plymouth, MN 55441
Tile Shop Lending, Inc.	Delaware/5335113	14000 Carlson Parkway Plymouth, MN 55441	14000 Carlson Parkway Plymouth, MN 55441
The Tile Shop of Michigan, LLC	Michigan/B0965F	14000 Carlson Parkway Plymouth, MN 55441	8515 Brown Street Ottawa Lake, MI 49267 (distribution center)
The Tile Shop, LLC	Delaware/3603116	14000 Carlson Parkway Plymouth, MN 55441	14000 Carlson Parkway Plymouth, MN 55441 (main office)
The Tile Shop, LLC	Delaware/3603116	14000 Carlson Parkway Plymouth, MN 55441	North 7704 Highway 63, Spring Valley, WI 54767 (distribution center)
The Tile Shop, LLC	Delaware/3603116	14000 Carlson Parkway Plymouth, MN 55441	9351 Axton Road, Ridgeway, VA 24148 (distribution center)

**See the attached for a schedule of the Company’s leased store locations at which Collateral is located.

Schedule 7(k)

Intellectual Property Rights

Federal Trademark Registrations

Debtor	Marks	Reg. No.	Granted

See the attached schedule.

Pending Federal Trademark Applications

Debtor	Mark	Serial No.	Filed

See the attached schedule.

U.S. Patent Numbers

Debtor	Title	U.S. Patent Number	Issued

None.

Pending U.S. Patent Application Numbers

Debtor	Title	U.S. Patent Application Number	Filed

None.

U.S. Copyright Numbers

And Pending U.S. Copyright Application Numbers

Debtor	Title	United States Copyright No. / Application No.	Reg. Date / Filing Date

None.

Schedule 7(l)

Commercial Tort Claims

None.

Schedule 9(c)

Real Estate Legal Descriptions

Virginia Distribution Center

All of that certain tract of land, situated in the Iriswood District of Henry County, Virginia, on the Easterly side of State Route No. 610 and on the Westerly side of State Route 711, which tract being shown as Tract B, contains 25.31 acres, more or less, as shown on a Plat of Survey for Evans Warehouse, Inc. prepared by Larry G. Rakes, C.L.S. dated June 25, 1984, revised November 29, 1984, revised February 13, 1995, and being more commonly known as 9351 Axton Road, Axton, Virginia, in accordance with the numbering system currently utilized by the County of Henry.

Being the same property conveyed to The Tile Shop, LLC, a/k/a The Tile Shop of Virginia, LLC, a Delaware Limited Liability Company by Deed from Clarence B. Evans dated August 31, 2010, recorded September 1, 2010 in Instrument No. 100003172 in the Clerk's Office of the Circuit

Court of Henry, Virginia.

Wisconsin Distribution Center

Lot 1 of Certified Survey Map in Volume 4 of Certified Survey Maps, Page 64, as Document No. 342050, filed in Pierce County Register of Deeds Office on October 8, 1992, located I the Northeast ¼ of the Northwest ¼ (NE1/4 of NW1/4) pf Section 23, Township 27 North, Range 17 West, Town of Martell, Pierce County, State of Wisconsin.

Tax Key No.: 47018227172321S004064001

Address: North 7704 Highway 63, Spring Valley, Wisconsin 54767

Michigan Distribution Center

913-334 979-817 SEC 19 T8S R6E 19 AC COM 660.52 FT N FR SW COR OF SE 1/4 OF SEC 19 TH S 89 DEG 51'30"E189.66 FT TH N 76 DEG 38'15"E 873.86 FT TH N 49 DEG 47'W 1452.82 FT TO W LI OF SE 1/4 OF SEC 19 TH S 1220 FT TO POB DESC

Address: 8515 Brown St (Memorial Hwy.), Ottawa Lake, Michigan 49267

Schedule 9(e)

Investment Property

Securities Accounts				Other Investment Property

Grantor	Name and Address of Securities Intermediary	Account Number	Name and Type of Issuer	Quantity of Shares or Other Interest	Certificate Number(s)

The Tile Shop, LLC	N/A	N/A	Prudential Financial, Inc.	184 common shares	N/A

Schedule 9(f)

Deposit Accounts

See the attached schedule.

Exhibit A

Form of Security Joinder Agreement

Security Joinder Agreement

This Security Joinder Agreement, dated as of                             , 20    (this “Security Joinder Agreement”), is made by _______________________________, a ________________ (the “Joining Grantor”), in favor of Fifth Third Bank, in its capacity as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined in the Security Agreement referenced below; all capitalized terms used but not defined herein shall have the meanings given to such terms in such Security Agreement).

Recitals:

A.     Tile Shop Holdings, Inc., a Delaware corporation (“Holdings”), The Tile Shop, LLC, a Delaware limited liability company (the “Company”), Tile Shop Lending, Inc., a Delaware corporation (“Tile Shop Lending”), certain Subsidiaries of the Company and the Administrative Agent are party to a Security Agreement dated as of June 2, 2015 (as in effect on the date hereof, the “Security Agreement”).

B.     The Joining Grantor is a Subsidiary of Holdings or the Company and is required by the terms of the Credit Agreement to become a Guarantor and be joined as a party to the Security Agreement as a Grantor.

C.     The Joining Grantor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements, the Joining Grantor hereby agrees as follows:

Section 1.	Joinder.

The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, including without limitation the grant pursuant to Section 2 of the Security Agreement of a security interest to the Administrative Agent for the benefit of the Secured Parties in the property and property rights constituting Collateral (as defined in Section 2 of the Security Agreement) of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement.

Section 2.	Affirmations.

The Joining Grantor hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Grantor contained in the Security Agreement.

Section 3.	Supplemental Schedules.

Attached to this Security Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Security Agreement. The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Grantor and its properties and affairs is true, complete and accurate as of the date hereof.

Section 4.	Severability.

The provisions of this Security Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

Section 5.	Counterparts.

This Security Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Grantor. Without limiting the foregoing provisions of this Section 5, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Security Joinder Agreement.

Section 6.	Delivery.

The Joining Grantor hereby irrevocably waives notice of acceptance of this Security Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements made and maintained, in reliance on this Security Joinder Agreement and the Grantor’s joinder as a party to the Security Agreement as herein provided.

Section 7.	Governing Law; Venue; Waiver of Jury Trial.

The provisions of Section 28 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature Page Follows]

In Witness Whereof, the Joining Grantor has duly executed and delivered this Security Joinder Agreement as of the day and year first written above.

Joining Grantor:

By:
Name:
Title:

Supplemental

Schedule 7(f)

Grantor Information

I.	II.	III.	IV.	V.	VI.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Collateral Locations (and Type of Collateral)	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in V to Grantor (e.g., lessor, warehousemen)

Delivered pursuant to Security Joinder Agreement of _______________________________.

Applicable Date: __________, 20__

Supplemental

Schedule 7(k)

Intellectual Property Rights

Federal Trademark Registrations

Debtor	Marks	Reg. No.	Granted

Pending Federal Trademark Applications

Debtor	Mark	Serial No.	Filed

U.S. Patent Numbers

Debtor	Title	U.S. Patent Number	Issued

Pending U.S. Patent Application Numbers

Debtor	Title	U.S. Patent Application Number	Filed

U.S. Copyright Numbers

And Pending U.S. Copyright Application Numbers

Debtor	Title	United States Copyright No. / Application No.	Reg. Date / Filing Date

Delivered pursuant to Security Joinder Agreement of _______________________________.

Applicable Date: __________, 20__

Supplemental

Schedule 7(l)

Commercial Tort Claims

Delivered pursuant to Security Joinder Agreement of _______________________________.

Applicable Date: __________, 20__

Supplemental

Schedule 9(c)

Real Estate Legal Descriptions

Delivered pursuant to Security Joinder Agreement of _______________________________.

Applicable Date: __________, 20__

Supplemental

Schedule 9(e)

Investment Property

Securities Accounts				Other Investment Property

Grantor	Name and Address of Securities Intermediary	Account Number	Name and Type of Issuer	Quantity of Shares or Other Interest	Certificate Number(s)

Delivered pursuant to Security Joinder Agreement of _______________________________.

Applicable Date: __________, 20__

Supplemental

Schedule 9(f)

Deposit Accounts

Grantor	Name and Address of Depository Institution	Account No.	Certificate of Deposit No. (If applicable)

Delivered pursuant to Security Joinder Agreement of _______________________________.

Applicable Date: __________, 20__